Exhibit 99.1

PLATINUM BANK HOLDING COMPANY

Independent Auditors' Report

To the Board of Directors and Stockholders

Platinum Bank Holding Company

Brandon, Florida:

We have audited the accompanying consolidated financial statements of Platinum Bank Holding Company and Subsidiary (the "Company"), which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of earnings, comprehensive income, changes in stockholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of  consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

March 15, 2016

PLATINUM BANK HOLDING COMPANY

Consolidated Balance Sheets

($ in thousands, except per share amounts)

	December 31,
Assets	2015	2014
Cash and due from banks	$9,011	$7,571
Interest-bearing deposits with banks	29,425	25,902
Total cash and cash equivalents	38,436	33,473
Time deposits with banks	43,375	10,016
Securities available for sale	36,316	37,101
Loans, net of allowance for loan losses of $4,802 and $4,843 in 2015 and 2014	429,007	399,389
Accrued interest receivable	1,232	1,157
Foreclosed real estate	1,953	3,407
Federal Home Loan Bank stock, at cost	1,887	1,853
Premises and equipment, net	9,292	9,506
Other assets	665	630
Total assets	$562,163	$496,532
Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	148,274	103,351
Savings and NOW deposits	96,743	95,997
Money-market deposits	14,062	8,881
Time deposits	206,460	196,207
Total deposits	465,539	404,436
Other borrowings	5,299	3,775
Subordinated debenture	13,800	13,800
Federal Home Loan Bank advances	32,000	32,000
Official checks	849	1,824
Accrued interest payable and other liabilities	1,163	1,122
Total liabilities	518,650	456,957
Commitments (Notes 5 and 10)
Stockholders' equity:
Common stock, $5 par value; 3,000,000 shares authorized, 1,096,134 and 1,086,134 shares issued and outstanding	5,481	5,431
Additional paid-in capital	10,281	10,029
Retained earnings	27,869	23,733
Accumulated other comprehensive (loss) income	(118)	382
Total stockholders' equity	43,513	39,575
Total liabilities and stockholders' equity	$562,163	$496,532

See Accompanying Notes to Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Consolidated Statements of Earnings

(In thousands)

	Year Ended December 31,
	2015	2014
Interest income:
Loans	$21,725	$19,347
Securities	671	910
Other interest-earning assets	347	205
Total interest income	22,743	20,462
Interest expense:
Deposits	2,794	2,479
Subordinated debenture	207	207
Other borrowings	511	511
Total interest expense	3,512	3,197
Net interest income	19,231	17,265
Provision for loan losses	37	430
Net interest income after provision for loan losses	19,194	16,835
Noninterest income:
Fees and service charges on deposit accounts	298	117
Other service charges and fees	251	367
Loss on sale of securities available for sale, net	(1)	-
Total noninterest income	548	484
Noninterest expenses:
Salaries and employee benefits	9,201	8,597
Occupancy and equipment	1,129	1,100
Stationery, printing and supplies	132	126
Advertising	278	281
Data processing	913	861
Professional fees	211	212
FDIC assessments	439	386
Foreclosed real estate	611	770
Other	1,117	1,152
Total noninterest expenses	14,031	13,485
Net earnings	$5,711	$3,834
Earnings per share:
Basic	$5.21	$3.53
Diluted	$5.19	$3.52

See Accompanying Notes to Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Consolidated Statements of Comprehensive Income

(In thousands)

	Year Ended December 31,
	2015	2014
Net earnings	$5,711	$3,834
Other comprehensive (loss) income:
Change in unrealized gain (loss) on securities:
Unrealized (loss) gain arising during the year	(501)	1,075
Reclassification adjustment for realized loss	1	-
Total other comprehensive (loss) income	(500)	1,075
Comprehensive income	$5,211	$4,909

See Accompanying Notes to Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Consolidated Statements of Changes in Stockholders' Equity

Years Ended December 31, 2015 and 2014

(In thousands)

				Accumulated
				Other
				Compre-
		Additional		hensive	Total
	Common	Paid-In	Retained	(Loss)	Stockholders'
	Stock	Capital	Earnings	Income	Equity
Balance at December 31, 2013	$5,431	$10,029	$21,422	$(693)	$36,189
Dividends paid	-	-	(1,523)	-	(1,523)
Net earnings	-	-	3,834	-	3,834
Net change in unrealized loss on securities available for sale	-	-	-	1,075	1,075
Balance at December 31, 2014	5,431	10,029	23,733	382	39,575
Dividends paid	-	-	(1,575)	-	(1,575)
Net earnings	-	-	5,711	-	5,711
Stock based compensation	-	12	-	-	12
Exercised stock options (10,000 shares)	50	240	-	-	290
Net change in unrealized gain on securities available for sale	-	-	-	(500)	(500)
Balance at December 31, 2015	$5,481	$10,281	$27,869	$(118)	$43,513

See Accompanying Notes to Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net earnings	$5,711	$3,834
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	574	524
Amortization of discounts and premiums on securities and deferred loan fees, net	(53)	37
Provision for loan losses	37	430
Loss on sale of securities available for sale	1	-
Stock-based compensation	12	-
(Increase) decrease in accrued interest receivable	(75)	9
(Increase) decrease in other assets	(35)	575
(Decrease) increase in official checks	(975)	593
Increase (decrease) in accrued interest payable and other liabilities	41	(19)
Gain on sale of foreclosed real estate	(14)	(8)
Write-down of foreclosed real estate	299	463
Net cash provided by operating activities	5,523	6,438
Cash flows from investing activities:
Net increase in time deposits with banks	(33,359)	(1,484)
Purchase of securities available for sale	(13,985)	-
Principal repayments, maturities and calls of securities available for sale	10,864	9,858
Proceeds from sale of securities available for sale	3,198	-
Purchase of Federal Home Loan Bank stock	(34)	(3)
Net increase in loans	(29,527)	(67,511)
Net purchase of premises and equipment	(360)	(1,656)
Proceeds from sale of foreclosed real estate	1,301	509
Net cash used in investing activities	(61,902)	(60,287)
Cash flows from financing activities:
Net increase in deposits	61,103	33,029
Net increase in FHLB advances	-	2,000
Increase (decrease) in other borrowings	1,524	(1,107)
Dividends paid	(1,575)	(1,523)
Proceeds from exercise of stock options	290	-
Net cash provided by financing activities	61,342	32,399
Net increase (decrease) in cash and cash equivalents	4,963	(21,450)
Cash and cash equivalents at beginning of year	33,473	54,923
Cash and cash equivalents at end of year	$38,436	$33,473
Supplemental disclosure of cash flow information:
Cash paid during the year for-
Interest	$3,518	$3,199
Noncash transactions:
Accumulated other comprehensive (loss) income, net change in unrealized gain (loss) on securities available for sale	$(500)	$1,075
Transfer of loans to foreclosed real estate	$132	$1,604
Transfer from foreclosed real estate to loans	$-	$122

See Accompanying Notes to Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements

At December 31, 2015 and 2014 and For the Years Then Ended

(1) Summary of Significant Accounting Policies

Organization.  Platinum Bank Holding Company (the "Holding Company") owns 100% of the outstanding common stock of Platinum Bank (the "Bank") (collectively the "Company").  The Holding Company's primary activity is the operation of the Bank. The Bank is a state (Florida)-chartered commercial bank. The Bank offers a variety of community banking services to individuals and corporate customers through its three banking offices located in Hillsborough County, three banking offices located in Polk County and one banking office located in Pinellas County, Florida. The deposits of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC").

Management has evaluated all significant events occurring subsequent to the balance sheet date through March 15, 2016, which is the date the consolidated financial statements were available to be issued, determining no events require additional disclosure in the consolidated financial statements.

The following is a description of the significant accounting policies and practices followed by the Company, which conform to accounting principles generally accepted in the United States of America ("GAAP") and prevailing practices within the banking industry.

Principles of Consolidation.  The consolidated financial statements include the accounts of the Holding Company and the Bank.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates.  In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate.

Cash and Cash Equivalents.  For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits with banks, all of which have original maturities of ninety days or less.

Banks are required to maintain cash reserves in the form of vault cash, in an interest-earning account with the Federal Reserve Bank (the "FRB") or in interest-earning accounts with other qualified banks.  These balances are based on the balances of their transaction deposit accounts.  The Bank's cash reserve requirements at December 31, 2015 and 2014 were approximately $5,901,000 and $4,796,000, respectively.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Securities.  The Company may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values.  Unrealized gains and losses on trading securities are included immediately in earnings.  Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost.  Available-for-sale securities consist of securities not classified as trading securities nor as held‑to‑maturity securities.  Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported in accumulated other comprehensive (loss) income.  Gains and losses on the sale of available‑for‑sale securities are recorded on the trade date and are determined using the specific‑identification method. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity.

Loans.  Loans that management has the intent and the Company has the ability to hold for the foreseeable future or until maturity or pay‑off are reported at their outstanding principal adjusted for any charge‑offs, the allowance for loan losses, and any deferred fees or costs.

Commitment and loan origination fees are deferred and certain direct origination costs are capitalized, both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on all loans is discontinued at the time the loan is ninety days delinquent unless the loan is well-collateralized and in process of collection.  In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Past due status is based on contractual terms of the loans.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses.  The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company's accounting policies or methodology during the years ended December 31, 2015 or 2014.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued. The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired.  For such loans an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers all other loans and is based on historical loss experience adjusted for qualitative factors.

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding two years. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include any deterioration of property values, reduced consumer and business spending as a result of unemployment and reduced credit availability and lack of confidence in the economy. The historical experience is adjusted for the following qualitative factors: (a) the existence and effect of any concentrations of credit and changes in the level of such concentrations; (b) changes in national, regional and local economic conditions that affect the collectability of the loan portfolio; (c)  changes in levels or trends in charge-offs and recoveries; (d) changes in the volume and severity of past due loans, nonaccrual loans or loans classified special mention, substandard, doubtful or loss; (e) changes in the nature and volume of the loan portfolio and terms of loans; (f) changes in lending policies and procedures, risk selection and underwriting standards; (g) changes in the experience, ability and depth of lending management and other relevant staff; (h) quality of  loan review and Board of Directors oversight; and (i) the effect of other external factors, trends or uncertainties that could affect management's estimate of probable losses, such as competition and industry conditions.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Premises and Equipment.  Land is stated at cost. Land improvements, buildings, furniture and fixtures, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful life of each type of asset or lease term, if shorter.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Foreclosed Real Estate.  Assets acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the fair value less cost to sell at the date of foreclosure establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in foreclosed real estate expenses.

Comprehensive Income. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in the consolidated statements of earnings.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net earnings, are components of comprehensive income.

Transfer of Financial Assets.  Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.  A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Stock Compensation Plan.  The Company expenses the fair value of any stock options granted.  The Company recognizes stock-based compensation in salaries and employee benefits for officers and employees in the consolidated statements of earnings.  The expense is recognized on a straight-line basis over the vesting period.

Income Taxes. The stockholders of the Company have elected to be taxed as an S-Corporation.  For federal and state income tax purposes, all items of income and expense flow through to its stockholders, therefore no provision for income taxes is reflected in these consolidated financial statements.

The Company follows accounting guidance relating to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Income Taxes, Continued.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management's judgment. The Company's status as an S-Corporation is defined as a tax position under this accounting guidance. As of December 31, 2015, management is not aware of any uncertain tax positions that would have a material effect on the Company's consolidated financial statements.

The Company recognizes interest and penalties on income taxes as a component of income tax expense, should such an expense be realized.

The Holding Company and its subsidiary file consolidated income tax returns.  Income taxes are allocated between the Holding Company and its subsidiary as through separate income tax returns were filed.

The Company files a U.S. Income Tax Return for an S-Corporation.  With few exceptions, the Company is no longer subject to U.S. federal income tax examination by the Internal Revenue Service for years before 2012.

Off‑Balance‑Sheet Financial Instruments.  In the ordinary course of business the Company has entered into off‑balance‑sheet financial instruments consisting of unfunded loan commitments, available lines of credit and standby letters of credit.  Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Value Measurements.  GAAP defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements.  Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets measured at fair value:

Securities Available for Sale.  Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.  Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations and certain high-yield debt securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 include certain residual interests in securitizations and other less liquid securities.

Impaired Loans.  Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's management related to values of properties in the Company's market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as Level 3.

Foreclosed Real Estate.  Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's management related to values of properties in the Company's market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value.  Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.

Fair Values of Financial Instruments.  The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents and Time Deposits with Banks.  The carrying amounts approximate their fair value.

Securities Available for Sale.  Fair values for securities available for sale are based on the framework for measuring fair value.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

Federal Home Loan Bank Stock.  Federal Home Loan Bank stock is not publicly traded and the estimated fair value is based on its redemption value.

Loans.  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values.  Fair values for fixed-rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued Interest.  The carrying amount of accrued interest receivable and payable approximates its fair values.

Deposit Liabilities.  The fair values disclosed for demand, savings and NOW deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts).  Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregate expected monthly maturities of time deposits.

Other Borrowings.  The carrying amount of other borrowings approximate their fair value.

Federal Home Loan Bank Advances.  The fair value of Federal Home Loan Bank advances is estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowings.

Subordinated Debenture.  The carrying amount approximates the fair value due to its restrictions on transferability and sale.

Off-Balance-Sheet Financial Instruments.  Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Advertising.  The Company expenses all media advertising as incurred.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Recent Pronouncements. In January 2016, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which is intended to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information.  The ASU requires equity investments to be measured at fair value with changes in fair values recognized in net earnings, simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment and eliminates the requirement to disclose fair values, the methods and significate assumptions used to estimate the fair value of financial instruments measured at amortized cost.  These amendments are effective for the Company beginning January 1, 2018.  The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

Reclassifications. Certain prior year amounts have been reclassified to conform with the current year presentation.

(2) Securities Available for Sale

Securities have been classified according to management's intent.  The carrying amounts of securities and their approximate fair values were as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale:
December 31, 2015:
Mortgage-backed securities	$28,985	$93	$(225)	$28,853
Collateralized mortgage obligations	6,455	49	(37)	6,467
U.S. government agencies	994	2	-	996
Total	$36,434	$144	$(262)	$36,316

December 31, 2014:
Mortgage-backed securities	$21,547	$322	$(46)	$21,823
Collateralized mortgage obligations	12,918	148	(34)	13,032
U.S. government agencies	2,254	2	(10)	2,246
Total	$36,719	$472	$(90)	$37,101

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(2)  Securities Available for Sale, Continued

The scheduled maturities of securities available for sale at December 31, 2015 were as follows (in thousands):

	Amortized	Fair
	Cost	Value
Due after ten years	$994	$996
Mortgage-backed securities	28,985	28,853
Collateralized mortgage obligations	6,455	6,467
Total	$36,434	$36,316

The following summarizes sales of securities available for sale (in thousands):

	Year Ended December 31,
	2015	2014
Proceeds from sales of securities	$3,198	-
Gross gains from sale of securities	$5	-
Gross losses from sale of securities	$(6)	-

Available-for-sale securities measured at fair value on a recurring basis are summarized below (in thousands):

		Fair Value Measurements Using
		Quoted Prices
		In Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
At December 31, 2015:
Mortgage-backed securities	$28,853	-	$28,853	-
Collateralized mortgage obligations	6,467	-	6,467	-
U.S. government agencies	996	-	996	-
Available-for-sale securities	$36,316	-	$36,316	-
At December 31, 2014:
Mortgage-backed securities	$21,823	-	$21,823	-
Collateralized mortgage obligations	13,032	-	13,032	-
U.S. government agencies	2,246	-	2,246	-
Available-for-sale securities	$37,101	-	$37,101	-

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(2)  Securities Available for Sale, Continued

During the years ended December 31, 2015 and 2014, no securities were transferred in or out of Level 1, Level 2 or Level 3.

At December 31, 2015 and 2014, securities with a fair value of approximately $6,718,000 and $8,099,000, respectively were pledged for other borrowings, and to the State of Florida to secure public deposits.  Also, at December 31, 2015 and 2014, securities with a fair value of approximately $3,255,000 and $1,849,000, respectively, were pledged for Federal Home Loan Bank advances. At December 31, 2014, a security with a fair value of approximately $24,000 was pledged for FRB borrowings.

Securities with gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows (in thousands):

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
At December 31, 2015:
Mortgage-backed securities	$(160)	$16,815	$(65)	$2,490
Collateralized mortgage obligations	(20)	2,876	(17)	500
	$(180)	$19,691	$(82)	$2,990
At December 31, 2014:
Mortgage-backed securities	$(4)	$1,605	$(42)	$4,330
Collateralized mortgage obligations	-	-	(34)	5,215
U.S. Government agencies	-	-	(10)	989
	$(4)	$1,605	$(86)	$10,534

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2015, the unrealized losses on twenty-seven securities were caused by market conditions. It is expected that the securities would not be settled at a price less than the par value of the investments.  Because the decline in fair value is attributable to changes in market conditions and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(3) Loans

The components of loans are as follows (in thousands):

	At December 31,
	2015	2014
Real estate mortgage:
Commercial real estate	$238,629	$229,653
Residential real estate	47,315	38,810
Construction and land	34,007	28,852
Total real estate mortgage	319,951	297,315
Commercial	112,177	103,710
Consumer and other	2,022	3,549
Total loans	434,150	404,574
Deduct:
Deferred loan fees, net	(341)	(342)
Allowance for loan losses	(4,802)	(4,843)
Loans, net	$429,007	$399,389

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

An analysis of the change in the allowance for loan losses follows (in thousands):

	Real		Consumer
	Estate		and
	Mortgage	Commercial	Other	Total
Year Ended December 31, 2015:
Beginning balance	$3,547	$1,279	$17	$4,843
(Credit) provision for loan losses	(9)	52	(6)	37
Charge-offs	(216)	-	-	(216)
Recoveries	100	37	1	138
Ending balance	$3,422	$1,368	$12	$4,802
Individually evaluated for impairment:
Recorded investment	$2,859	$540	-	$3,399
Balance in allowance for loan losses	$28	$123	-	$151
Collectively evaluated for impairment:
Recorded investment	$317,092	$111,637	$2,022	$430,751
Balance in allowance for loan losses	$3,394	$1,245	$12	$4,651
Year Ended December 31, 2014:
Beginning balance	$3,211	$1,444	$22	$4,677
(Credit) provision for loan losses	(10)	446	(6)	430
Charge-offs	(4)	(621)	-	(625)
Recoveries	350	10	1	361
Ending balance	$3,547	$1,279	$17	$4,843
Individually evaluated for impairment:
Recorded investment	$6,431	$2,576	$251	$9,258
Balance in allowance for loan losses	$179	$89	-	$268
Collectively evaluated for impairment:
Recorded investment	$290,884	$101,134	$3,298	$395,316
Balance in allowance for loan losses	$3,368	$1,190	$17	$4,575

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

The Company has divided the loan portfolio into three portfolio segments, each with different risk characteristics and methodologies for assessing risk. All loans are underwritten based upon standards set forth in the policies approved by the Company's board of directors.  The portfolio segments identified by the Company are as follows:

Real Estate Mortgage.  Real estate mortgage loans are typically segmented into three classes: Commercial real estate, Residential real estate and Construction and land. Commercial real estate loans are secured by the subject property and are approved based on standards that include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Residential real estate loans are approved based on standards which include repayment capacity and source, value of the underlying property, credit history and stability. Construction loans to borrowers are to finance the construction of owner occupied and lease properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower's equity in the project, independent appraisals, cost estimates and pre-construction sale information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for the future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

Commercial.  Commercial loans are primarily underwritten on the basis of the borrowers' ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, the Company takes as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

Consumer and Other.  Consumer and other loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. The Company also offers home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to ten years. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

The following summarizes the loan credit quality (in thousands):

	Real Estate Mortgage
	Commercial	Residential	Construction		Consumer
	Real	Real	and		and
	Estate	Estate	Land	Commercial	Other	Total
Credit Risk Profile by Internally Assigned Grade:
At December 31, 2015:
Grade:
Pass	$231,791	$46,713	$34,007	$109,667	$2,022	$424,200
Special mention	3,952	-	-	1,239	-	5,191
Substandard	2,886	602	-	1,271	-	4,759
Total	$238,629	$47,315	$34,007	$112,177	$2,022	$434,150
At December 31, 2014:
Grade:
Pass	$219,869	$38,126	$28,364	$99,923	$3,298	$389,580
Special mention	2,457	362	-	598	-	3,417
Substandard	7,327	322	488	3,189	251	11,577
Total	$229,653	$38,810	$28,852	$103,710	$3,549	$404,574

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed quarterly by the Company for further deterioration or improvement to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. Further, all commercial loans are typically reviewed at least annually to determine the appropriate loan grading. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of deterioration in the credit worthiness of the borrower; or (c) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard or even charged-off. The Company uses the following definitions for risk ratings:

Pass – A Pass loan's primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

Special Mention – A Special Mention loan has potential weaknesses that deserve management's close attention.  If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company's credit position at some future date.  Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted.  This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
			Greater
	30-59	60-89	Than 90	Total
	Days	Days	Days	Past		Nonaccrual	Total
	Past Due	Past Due	Past Due	Due	Current	Loans	Loans
At December 31, 2015:
Real estate mortgage:
Commercial real estate	$300	-	-	$300	$236,888	$1,441	$238,629
Residential real estate	147	-	-	147	46,693	475	47,315
Construction and land	-	-	-	-	33,519	488	34,007
Commercial	-	-	-	-	111,696	481	112,177
Consumer and other	-	-	-	-	2,022	-	2,022
Total	$447	-	-	$447	$430,818	$2,885	$434,150
At December 31, 2014:
Real estate mortgage:
Commercial real estate	$698	-	-	$698	$228,781	$174	$229,653
Residential real estate	-	-	-	-	38,620	190	38,810
Construction and land	-	-	-	-	28,364	488	28,852
Commercial	5	-	-	5	103,245	460	103,710
Consumer and other	-	-	-	-	3,365	184	3,549
Total	$703	-	-	$703	$402,375	$1,496	$404,574

The following summarizes the amount of impaired loans (in thousands):

	With No Related
	Allowance Recorded		With an Allowance Recorded			Total
		Unpaid		Unpaid			Unpaid
	Recorded	Principal	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance	Investment	Balance	Allowance
December 31, 2015:
Real estate mortgage:
Commercial real estate	$1,896	$2,085	-	-	-	$1,896	$2,085	-
Residential real estate	-	-	475	475	28	475	475	28
Construction and land	488	488	-	-	-	488	488	-
Commercial	22	58	518	1,323	123	540	1,381	123
	$2,406	$2,631	$993	$1,798	$151	$3,399	$4,429	$151
December 31, 2014:
Real estate mortgage:
Commercial real estate	$1,733	$1,733	$4,020	$4,020	$88	$5,753	$5,753	$88
Residential real estate	-	-	190	190	91	190	190	91
Construction and land	488	488	-	-	-	488	488	-
Commercial	2,074	2,110	502	1,080	89	2,576	3,190	89
Consumer and other	251	366	-	-	-	251	366	-
	$4,546	$4,697	$4,712	$5,290	$268	$9,258	$9,987	$268

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Average	Interest	Interest
	Recorded	Income	Income
	Investment	Recognized	Received
Year Ended December 31, 2015:
Real estate mortgage:
Commercial real estate	$4,710	$189	$295
Residential real estate	475	1	26
Construction and land	488	-	-
Commercial	1,310	36	43
Consumer and other	34	1	1
	$7,017	$227	$365
Year Ended December 31, 2014:
Real estate mortgage:
Commercial real estate	$6,803	$335	$344
Residential real estate	353	-	5
Construction and land	716	-	52
Commercial	2,583	87	105
Consumer and other	68	2	2
	$10,523	$424	$508

There were no troubled debt restructurings ("TDR's") entered into during the year ended December 31, 2014. TDR's entered into during the year ended December 31, 2015 are as follows (dollars in thousands):

		Pre-	Post-
		Modification	Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructurings:
Real estate mortgage-
Commercial real estate-
Modified amortization	1	$455	$455

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

The allowance for loan losses on all loans that have been restructured and are considered TDR's is included in the Company's specific reserve. The specific reserve is determined on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if the loan is collateral-dependent. TDR's that have subsequently defaulted are considered collateral-dependent.  There were no TDR's which were restructured during the year ended December 31, 2015, that subsequently defaulted during the same period.

Impaired collateral-dependent loans are carried at the lower of cost or fair value less estimated selling costs.  Those impaired collateral-dependent loans which are measured at fair value on a nonrecurring basis are as follows (in thousands):

						Losses
						Recorded in
	At Year End					Earnings
	Fair				Total	During the
	Value	Level 1	Level 2	Level 3	Losses	Year
December 31, 2015:
Real estate mortgage:
Residential real estate	$447	-	-	$447	$17	$17
Commercial real estate	908	-	-	908	189	148
Commercial	411	-	-	411	939	70
Total	$1,766	-	-	$1,766	$1,145	$235
December 31, 2014:
Real estate mortgage-
Residential real estate	$99	-	-	$99	$91	-
Commercial	440	-	-	440	635	84
Consumer and other	184	-	-	184	115	-
Total	$723	-	-	$723	$841	$84

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(4)  Foreclosed Real Estate

Expenses applicable to foreclosed real estate include the following (in thousands):

	Year Ended December 31,
	2015	2014
Net gain on sale of foreclosed real estate	$14	$8
Write-down of foreclosed real estate	(299)	(463)
Operating expenses, net of rental income	(326)	(315)
	$(611)	$(770)

Foreclosed real estate measured at fair value on a nonrecurring basis is as follows (in thousands):

						Losses
						Recorded in
						Earnings
	Fair				Total	During the
	Value	Level 1	Level 2	Level 3	Losses	Year
December 31, 2015-
Foreclosed real estate	$1,953	-	-	$1,953	$324	$63
December 31, 2014-
Foreclosed real estate	$3,407	-	-	$3,407	$1,287	$387

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(5)  Premises and Equipment, Net

A summary of premises and equipment follows (in thousands):

	At December 31,
	2015	2014
Land and land improvements	$3,702	$3,702
Buildings	6,521	6,349
Furniture and fixtures	794	807
Equipment	2,919	2,909
Leasehold improvements	268	314
Total at cost	14,204	14,081
Less accumulated depreciation and amortization	(4,912)	(4,575)
Premises and equipment, net	$9,292	$9,506

The Company has an operating lease with a related party at a fair market rate for additional operations space.  The term of the lease is for five years and contains annual escalation clauses based on the Consumer Price Index. Rent expense under this operating lease during the years ended December 31, 2015 and 2014 was approximately $125,000 and $112,000, respectively.  Future minimum lease payments at December 31, 2015 are as follows (in thousands):

Year Ending
December 31,	Amount
2016	$125
2017	125
2018	125
2019	31
Total	$406

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(6) Deposits

The aggregate amount of jumbo time deposits with a minimum denomination of $100,000 was approximately $131.6 million and $121.9 million at December 31, 2015 and 2014, respectively.

A schedule of maturities of time deposits at December 31, 2015 follows (in thousands):

Year Ending
December 31,	Amount
2016	$114,906
2017	39,968
2018	22,460
2019	10,366
2020	18,760
$206,460

(7) Federal Home Loan Bank Advances

The Company's Federal Home Loan Bank ("FHLB") advances at December 31, 2015 and 2014 are as follows ($ in thousands):

Maturing During
the Year Ending	Interest	At December 31,
December 31,	Rate	2015	2014
2015	0.96%	$-	$5,000
2015	0.93%	-	5,000
2016	1.03%	5,000	5,000
2016	0.74%	2,000	2,000
2016	0.70%	5,000	-
2017	2.39%	5,000	5,000
2017	1.04%	5,000	5,000
2017	2.47%	5,000	5,000
2017	0.67%	2,500	-
2017	0.87%	2,500	-
		$32,000	$32,000

At December 31, 2015 and 2014, the FHLB advances are all fixed rate and were collateralized by the Company's FHLB stock and certain securities available for sale and commercial real estate loans.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(8) Other Borrowings

The Company enters into repurchase agreements with customers.  The agreements require the Company to pledge securities as collateral under these agreements.  At December 31, 2015 and 2014, the outstanding balance of these agreements totaled approximately $5,299,000 and $3,775,000, respectively, and the Company pledged available for sale securities with a fair value of approximately $5,757,000 and $7,302,000, respectively.

(9) Senior Security - Subordinated Debenture

On September 15, 2011, as part of the Small Business Lending Fund Program (the "SBLF") of the United States Department of the Treasury ("Treasury"), the Bank entered into a Small Business Lending Fund—Securities Purchase Agreement (the "Purchase Agreement") with the Secretary of the Treasury, pursuant to which the Bank issued a Subordinated Debenture to the Secretary of the Treasury for a purchase price of $13,800,000. The SBLF Subordinated Debenture was issued pursuant to the SBLF program, a $30 billion voluntary program established under the Small Business Jobs Act of 2010 created to encourage lending to small businesses by providing capital to qualified banks at favorable interest rates. The terms of the SBLF Subordinated Debenture were established pursuant to an amendment to the Bank's Amended and Restated Articles of Incorporation filed on September 15, 2011.

In connection with the reorganization of the Bank as a wholly owned subsidiary of the Holding Company effective July 27, 2012, the Bank and the Holding Company entered in an Assumption Agreement (the "Agreement") for the Holding Company to assume all of the obligations and liabilities of the Bank under and pursuant to the Purchase Agreement. The Agreement was approved by Treasury and was effective on September 21, 2012.

The SBLF Subordinated Debenture is entitled to receive interest payments, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning January 3, 2012. The interest  rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first 10 quarters during which the SBLF Subordinated Debenture is outstanding, based upon changes in the level of "Qualified Small Business Lending" (as defined in the Purchase Agreement) ("QSBL") by the Company. From January 1, 2014 through December 31, 2015, the interest rate was 1.5% per annum.  After four and one half years from issuance, the interest rate will increase to 13.8% per annum until the SBLF funding is repaid in full.

The Company redeemed the Subordinated Debenture in January 2016 for the sum of the total principal amount and the accrued interest, as approved by the Company's primary banking regulator.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(10) Financial Instruments

The Company is a party to financial instruments with off‑balance‑sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments are unfunded loan commitments, available lines of credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest‑rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for unfunded loan commitments, available lines of credit and standby letters of credit is represented by the contractual amount of those instruments.  The Company uses the same credit policies in making commitments as it does for on‑balance‑sheet instruments.

Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit worthiness on a case‑by‑case basis.  The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  These letters of credit are primarily issued to support third-party borrowing arrangements and generally have expiration dates within one year of issuance.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.  The Company generally holds collateral supporting these commitments.  Management does not anticipate any losses will be incurred by the Company if it is required to fund these letters of credit.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(10) Financial Instruments, Continued

The estimated fair values of the Company's financial instruments were as follows (in thousands):

	At December 31,
	2015		2014
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$38,436	$38,436	$33,473	$33,473
Time deposits with banks	$43,375	$43,375	$10,016	$10,016
Securities available for sale	$36,316	$36,316	$37,101	$37,101
Loans, net	$429,007	$430,346	$399,389	$401,595
Accrued interest receivable	$1,232	$1,232	$1,157	$1,157
Federal Home Loan Bank stock	$1,887	$1,887	$1,853	$1,853
Financial liabilities:
Deposits	$465,539	$454,113	$404,436	$395,910
Federal Home Loan Bank advances	$32,000	$32,084	$32,000	$32,357
Subordinated debenture	$13,800	$13,800	$13,800	$13,800
Other borrowings	$5,299	$5,299	$3,775	$3,775
Accrued interest payable	$118	$118	$124	$124
Off-balance-sheet financial instruments	$-	$-	$-	$-

Standby letters of credit and commitments to extend credit typically result in loans with a market interest rate when funded.  A summary of the notional amounts of the Company's financial instruments with off balance sheet risk at December 31, 2015 follows (in thousands):

Unfunded loan commitments	$15,277
Available lines of credit	$97,059
Standby letters of credit	$2,427

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(11)  Related Parties

The Company enters into transactions in the ordinary course of business with officers, directors and significant stockholders of the Company and their affiliates (related parties). The following summarizes these transactions (in thousands):

	At December 31,
	2015	2014
Deposits	$17,258	$12,330
Loans	$10,897	$11,316

The Bank also has a lease with a related party at fair market rate, as discussed in Footnote 5.

(12)  Credit Risk

The Company grants the majority of its loans to borrowers throughout Hillsborough, Polk and Pinellas Counties, Florida.  A significant portion of its borrowers' ability to honor their contracts is dependent upon the economy in Hillsborough, Pinellas and Polk Counties, Florida.

(13)  Incentive Stock Option Plan

In 2010, the Company established an Incentive Stock Option Plan for officers of the Company and reserved 100,000 shares of common stock.  This plan replaced the previous stock option plan which expired during 2010.  There are 10,000 options outstanding under the expired plan. The exercise price of the stock options is the fair market value of the common stock on the date of grant. The options vest over a three year period.  The options must be exercised within ten years from the date of grant. At December 31, 2015, 70,000 options remain available for grant under the plan.

A summary of the activity in the Company's stock option plan is as follows:

			Weighted-
		Weighted-	Average
	Number	Average	Remaining
	of	Exercise	Contractual
	Shares	Price	Term
Outstanding at December 31, 2013	52,500	$31.30
Forfeited	(5,000)	29.00
Outstanding at December 31, 2014	47,500	31.54
Granted	7,500	37.20
Forfeited	(10,000)	32.30
Exercised	(10,000)	29.00
Outstanding at December 31, 2015	35,000	$33.26	5.34 years
Exercisable at December 31, 2015	27,500	$32.18	4.19 years

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(13)  Incentive Stock Option Plan, Continued

The fair value of options granted in 2015 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Year Ended
December 31,
2015
Risk-free interest rate	1.80%
Dividend yield	-%
Expected stock volatility	9.06%
Expected life in years	6
Weighted-average per share grant-date fair value of options issued during the year	$5.36

The Company used the guidance issued by the Securities and Exchange Commission to determine the estimated life of options issued.  Expected volatility is based on historical volatility of stocks of other similar community banks.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  The dividend yield assumption is based on the Company's historical and expected dividend payments exclusive of dividends paid to reimburse for taxes paid by the stockholders.

At December 31, 2015, there was approximately $35,000 of total unrecognized compensation expense related to nonvested stock-based compensation arrangements granted under the plan. The cost is expected to be recognized over the next two years.  In 2015, the total fair value of options vesting and recognized as compensation expense was approximately $12,000.

(14)  Profit Sharing Plan

The Company sponsors a 401(k) profit sharing plan.  The profit sharing plan is available to all employees electing to participate after meeting certain length-of-service requirements.  For the years ended December 31, 2015 and 2014, the Company made contributions to the plan of $143,000 and $147,000, respectively.

(15)  Supplemental Retirement Plans

The Company has Supplemental Retirement Plans (the "Plans") with the Directors and certain officers of the Company to provide supplemental retirement benefits to them upon retirement. The Plan requires the Company to pay annual benefits to them for up to fifteen years following their normal retirement ages.  For 2015 and 2014, expenses in connection with the plan were approximately $97,000 and $73,000, respectively.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(16)  Stockholders' Equity

The Company is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval.

Each stockholder of the Company entered into a stockholder's agreement.  The stockholder's agreement contains certain restrictive provisions and covenants, as defined, regarding the transfer and/or redemption of stock held by any stockholder.

(17)  Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off‑balance‑sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Effective January 1, 2015, the Bank, became subject to the new Basel III capital level threshold requirements under the Prompt Corrective Action regulations. The final rule's requirements are phased in over a multi-year schedule. These new regulations were designed to ensure that banks maintain strong capital positions even in the event of severe economic downturns or unforeseen losses. In addition, Tier 1 capital ratio was increased to 6% to be considered adequately capitalized and to 8% to be considered well capitalized.

Changes that could affect the Bank going forward include increased risk weightings for nonperforming loans and acquisition/development loans in regulatory capital. Under the new regulations in the first quarter of 2015, the Bank elected an irreversible one-time opt-out to exclude accumulated other comprehensive (loss) income from regulatory capital.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(17)  Regulatory Matters, Continued

As of December 31, 2015 the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain a minimum Common equity tier 1 capital ratio, Tier 1 capital ratio, Total capital ratio and Tier 1 leverage ratio as set forth in the table below. Management believes, as of December 31, 2015, that the Bank meets all capital adequacy requirements to which it is subject. The Bank’s actual capital amounts and percentages are presented in the table below ($ in thousands):

					For Well
			For Capital		Capitalized
	Actual		Adequacy Purposes		Purposes
	Amount	Percent	Amount	Percent	Amount	Percent
As of December 31, 2015:
Common equity Tier 1 capital ratio	$57,125	12.98%	$19,804	4.50%	$28,606	6.50%
Total capital (to Risk-Weighted Assets)	61,926	14.07%	35,208	8.00%	44,010	10.00%
Tier 1 capital (to Risk-Weighted Assets)	57,125	12.98%	26,406	6.00%	35,208	8.00%
Tier 1 Capital (to Average Assets)	57,125	10.27%	22,244	4.00%	27,805	5.00%
As of December 31, 2014:
Total Capital (to Risk-Weighted Assets)	57,599	14.37%	32,066	8.00%	40,082	10.00%
Tier I Capital (to Risk-Weighted Assets)	52,756	13.16%	16,035	4.00%	24,052	6.00%
Tier I Capital (to Average Assets)	52,756	11.04%	19,114	4.00%	23,893	5.00%

(18)  Earnings Per Share ("EPS")

Earnings per share has been computed on the basis of the weighted-average number of shares of common stock outstanding. Outstanding stock options are considered dilutive securities for purposes of calculating diluted EPS which was computed using the treasury stock method (dollars in thousands, except per share amounts):

	2015			2014
		Weighted-	Per		Weighted-	Per
		Average	Share		Average	Share
Year Ended December 31:	Earnings	Shares	Amount	Earnings	Shares	Amount
Basic EPS:
Net earnings applicable to common shareholders	$5,711	1,095,723	$5.21	$3,834	1,086,134	$3.53
Effect of dilutive securities-
Incremental shares from assumed conversion of options		4,327			4,553
Diluted EPS:
Net earnings applicable to common shareholders	$5,711	1,100,050	$5.19	$3,834	1,090,687	$3.52

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(19)  Consolidating Financial Statements

The following is the consolidating balance sheet at December 31, 2015 and the consolidating statement of earnings for the year ended December 31, 2015 (in thousands):

Consolidating Balance Sheet

	Platinum
	Bank
	Holding	Platinum	Consolidating		Consolidated
	Company	Bank	Entries		Total
Assets
Cash and due from banks	$201	$9,011	$(201)	(a)	$9,011
Interest-bearing deposits with banks	-	29,425	-		29,425
Investment in subsidiary	57,007	-	(57,007)	(b)	-
Time deposits with banks	-	43,375	-		43,375
Securities available for sale	-	36,316	-		36,316
Loans, net of allowance for loan losses of $4,802	165	428,842	-		429,007
Accrued interest receivable	-	1,232	-		1,232
Foreclosed real estate	-	1,953	-		1,953
Federal Home Loan Bank stock, at cost	-	1,887	-		1,887
Premises and equipment, net	-	9,292	-		9,292
Other assets	-	665	-		665
Total assets	$57,373	$561,998	$(57,208)		$562,163
Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	-	$148,475	$(201)	(a)	$148,274
Savings and NOW deposits	-	96,743	-		96,743
Money market deposits	-	14,062	-		14,062
Time deposits	-	206,460	-		206,460
Total deposits	-	465,740	(201)		465,539
Other borrowings	-	5,299	-		5,299
Subordinated debenture	13,800	-	-		13,800
Federal Home Loan Bank advances	-	32,000	-		32,000
Official checks	-	849	-		849
Accrued interest payable and other liabilities	60	1,103	-		1,163
Total liabilities	13,860	504,991	(201)		518,650
Stockholders' equity:
Common stock	5,481	5,431	(5,431)	(b)	5,481
Additional paid-in capital	10,281	22,461	(22,461)	(b)	10,281
Retained earnings	27,869	29,233	(29,233)	(b)	27,869
Accumulated other comprehensive loss	(118)	(118)	118	(b)	(118)
Total stockholders' equity	43,513	57,007	(57,007)		43,513
Total liabilities and stockholders' equity	$57,373	$561,998	$(57,208)		$562,163

(a)	Elimination of intercompany bank account.
(b)	Elimination of investment in subsidiary.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Consolidated Financial Statements, Continued

(19)  Consolidating Financial Statements, Continued

Consolidating Statement of Earnings

	Platinum
	Bank
	Holding	Platinum	Consolidating		Consolidated
	Company	Bank	Entries		Total
Interest income:
Loans	$-	$21,725	$-		$21,725
Securities	-	671	-		671
Other interest-earning assets	-	347	-		347
Total interest income	-	22,743	-		22,743
Interest expense:
Deposits	-	2,794	-		2,794
Subordinated debenture	207	-	-		207
Other borrowings	-	511	-		511
Total interest expense	207	3,305	-		3,512
Net interest (expense) income	(207)	19,438	-		19,231
Provision for loan losses	-	37	-		37
Net interest (expense) income after provision for loan losses	(207)	19,401	-		19,194
Noninterest income:
Equity in earnings of subsidiary	5,941	-	(5,941)	(a)	-
Fees and service charges on deposit accounts	-	298	-		298
Loss on sale of securities available for sale, net	-	(1)	-		(1)
Other service charges and fees	-	251	-		251
Total noninterest income	5,941	548	(5,941)		548
Noninterest expenses:
Salaries and employee benefits	-	9,201	-		9,201
Occupancy and equipment	-	1,129	-		1,129
Stationery, printing and supplies	-	132	-		132
Advertising	-	278	-		278
Data processing	-	913	-		913
Professional fees	-	211	-		211
FDIC assessments	-	439	-		439
Foreclosed real estate	-	611	-		611
Other	23	1,094	-		1,117
Total noninterest expenses	23	14,008	-		14,031
Net earnings	$5,711	$5,941	$(5,941)		$5,711

(a)	To eliminate earnings of subsidiary.